Exhibit 99.1

                          AES CHINA GENERATING CO. LTD.

            STATEMENT RE: COMPUTATION OF FIXED CHARGE COVERAGE RATIO
                      (in thousands, except ratio amounts)
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                                                                                    Six months ended May 31,
                                                                                1997                        1996
                                                                        -----------------------------------------------
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   Adjusted Cash Flow
   (A) Cash Inflow:

   (i)   Dividend, distribution, payment of interest and
         scheduled repayment of loan received by the Company
         and its Wholly Owned Subsidiaries from the Project
         Companies                                                   $            2,297         $               447

   (ii) 50% of the combined interest income of the Company,
         and its Wholly Owned Subsidiaries from cash, cash
         equivalents and investments in marketable securities                     2,166                       1,741
                                                                        ---------------------      ----------------------
                                                                                  4,463                       2,188
                                                                        ---------------------      ----------------------

   (B) Cash Outflow:

   (i)  Selling, general and administrative expenses of the
         Company and its Wholly Owned Subsidiaries                                1,443                         993

   (ii) Company Designated Costs                                                    854                       4,862
                                                                        ---------------------      ----------------------
                                                                                  2,297                       5,855
                                                                        ---------------------      ----------------------


                                                                     $            2,166         $            (3,667)
                                                                        =====================      ======================

   Adjusted Interest Expenses                                        $            8,563         $                --
                                                                        =====================      ======================

   Fixed Charge Coverage Ratio                                                0.25: 1.0                          --
                                                                        =====================      ======================

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